Exhibit 10.18

AMENDMENT NO. 1

TO THE

XPO LOGISTICS, INC.
EMPLOYEE STOCK PURCHASE PLAN

Effective as of January 1, 2019

WHEREAS, XPO Logistics, Inc. (the “Company”) previously adopted the XPO Logistics, Inc. Employee Stock Purchase Plan (the “Plan”); and

WHEREAS, Section 14 of the Plan allows the Board of Directors of the Company (the “Board”) to amend the Plan at any time and without notice; and

WHEREAS, the Board wishes to amend the Plan to allow the employees of certain of the Company’s international subsidiaries to participate in the Plan.

NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2019, as follows:

1.    Section 15(n) of the Plan is hereby amended by deleting the last sentence of the definition of “Participating Company”, and adding the following paragraph:

“The Administrator shall have the power and authority to allow a Subsidiary located outside the United States to participate in the Plan. In order to comply with applicable laws governing the foreign country in which the Subsidiary is located, the Administrator may adopt an Addendum to the Plan that adds any special terms and conditions that are necessary to comply with the laws of such country. Without limiting the authority of the Administrator, the special terms and conditions which may be established with respect to any foreign country, and which need not be the same for all foreign countries, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of participants, the purchase price of any shares of Stock to be acquired, the length of any Offering Period, the maximum amount of contributions, credits or shares of Stock which may be acquired by any participating employees, and an Eligible Employee’s rights in the event of his or her death, disability, withdrawal from participation in the purchase of shares of Stock hereunder, or termination of employment. Any purchases made pursuant to the provisions of this Section 15(n) shall not be subject to the requirements of Section 423 of the Code.”

2.    Any capitalized terms used in this Amendment have the meanings set forth in the Plan.

3.    Except as provided herein, no other changes are being made to the Plan.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its authorized officers and attested all on this 4th day of December, 2018.

XPO LOGISTICS, INC.

By: /s/ Josephine Berisha
Name: Josephine Berisha
Title: SVP, Compensation and Benefits